UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 15, 2006

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 12, 2006, the Board of Directors of LightPath Technologies Inc. (the “Company”) approved the dismissal of its independent registered public accounting firm KPMG LLP (“KPMG”), the principal accountant of the registrant’s financial statements for the fiscal years ended June 30, 2006 and 2005. KPMG’s report on the financial statements for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the fiscal years ended June 30, 2006 and 2005 and through December 12, 2006, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

As previously reported and as discussed under Item 9A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2006, management identified the following material weaknesses in the Company’s internal control over financial reporting: financial reporting issues concerning supervision of the accounting staff and footnote disclosures for stock based compensation, revenue recognition, inventory and accrued liabilities. Significant deficiencies also were reported in internal controls surrounding the Company’s policies and procedures related to payroll processing and fixed assets. During the quarter ended September 30, 2006, management made some progress in remediating certain aspects of the deficiencies reported, specifically in the payroll processing, fixed assets and accrued liabilities. However, other aspects of the deficiencies reported in inventory are still in the remediation process and appear to continue to constitute material weaknesses.

Except for the matters described above, there are no reportable events under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) that occurred during the fiscal years ended June 30, 2006 and 2005 and through December 12, 2006. An authorized officer of the Company has discussed the material weaknesses described above with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of Cross, Fernandez & Riley, LLP (“CFR”) concerning the subject matter of the material weaknesses described above.

On December 12, 2006, the Board of Directors appointed CFR, an independent member of the BDO Seidman Alliance network of firms, as the new independent registered public accounting firm to audit the Company’s financial statements. There were no discussions between the Company and CFR regarding the application of accounting principles to specific completed or contemplated transactions, or the type of audit opinion that might be rendered on the Company’s financial statements. Furthermore, no written or oral advice was provided by CFR that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. The Company has not consulted with CFR regarding any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company has provided KPMG and CFR with a copy of this report and has requested that KPMG and CFR provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received a copy of the requested letters and has filed them as Exhibits 16.1 and 16.2 in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

16.1	Letter from KPMG LLP to the SEC dated December 15, 2006 (filed herewith).

16.2	Letter from Cross, Fernandez & Riley, LLP to the SEC dated December 15, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 15, 2006	By:	/s/ Dorothy M. Cipolla

Dorothy M. Cipolla, CFO